                                                                      EXHIBIT 15
                                                                      ----------

December 17, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We are aware that our report dated November 9, 2001 on our review of interim financial information of Abercrombie & Fitch (the "Company") as of and for the period ended November 3, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8, Registration Nos. 333-15941, 333-15943, 333-15945, 333-60189, 333-60203 and 333-81373.


Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Columbus, Ohio